Exhibit 32.1

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Elizabeth E. Hance, President and Chief Executive Officer and Jon R. Ansari, Senior Vice President and Chief Financial Officer of Magyar Bancorp, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the annual report of the Company on Form 10-KSB for the fiscal year ended September 30, 2008 and that to the best of their knowledge:

1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 18, 2008	/s/ Elizabeth E. Hance
Date	Elizabeth E. Hance
President and Chief Executive Officer

December 18, 2008	/s/ Jon R. Ansari
Date	Jon R. Ansari
Senior Vice President and Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Magyar Bancorp, Inc. and will be retained by Magyar Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.